EXHIBIT 3.6

                         AMENDED AS OF FEBRUARY 26, 1998

                                     BY-LAWS

                                       OF

                            PRIDE INTERNATIONAL, INC.

                                   SECTION 1.
                                     OFFICES

         1.1 PRINCIPAL OFFICE. The principal office of the Corporation shall be located at 5847 San Felipe, Suite 3300, Houston, Texas 77057.

         1.2 ADDITIONAL OFFICES. The Corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   SECTION 2.
                             SHAREHOLDERS' MEETINGS

         2.1 PLACE OF MEETINGS. Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

         2.2 ANNUAL MEETINGS; NOTICE THEREOF. An annual meeting of the shareholders shall be held on the date in April and at the time specified by the Board of Directors in each year. Notice of the annual meeting must state the purpose thereof and the business to be conducted thereat shall be limited to such purpose or purposes.

         2.3 ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting in 1993 and at the annual meetings in every fifth calendar year thereafter. Any shareholder may nominate a person to serve as director only by complying with the proceedings set forth in the Restated Articles of the Corporation.

         2.4 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President or the Board of Directors. At any time upon the written request of any shareholder or group of shareholders holding in the aggregate at least eighty percent (80%) of the Total Voting Power, as that term is defined in Article V of the Restated Articles of Incorporation (the "Total Voting Power"), the Secretary shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such request must state the specific purpose or purposes

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of the proposed special meeting, and the business to be conducted thereat shall be limited to such purpose or purposes.

         2.5 NOTICE OF MEETINGS. Except as otherwise provided by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting at least ten days and not more than sixty days prior to the day fixed for the meeting.

         2.6 LIST OF SHAREHOLDERS. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

         2.7 QUORUM. At all meetings of shareholders, the holders of a majority of the Total Voting Power shall constitute a quorum, except that at any meeting the notice of which sets forth any matter that, by law or specified percentage in excess of a majority of the Total Voting Power of the Corporation, the holders of that specified percentage shall constitute a quorum.

         2.8 VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the Voting Power (as defined in Article V of the Restated Articles of Incorporation) present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Restated Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

         2.9 PROXIES. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period, but in no case will an outstanding proxy be valid for longer than three years from the date of its execution and in no case may a proxy be voted at a meeting called pursuant to La. R.S. 12:138 unless it is executed and dated by the shareholder within 30 days of the date of such meeting. The person appointed as proxy need not be a shareholder of the Corporation.

         2.10 ADJOURNMENTS. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

         2.11 WITHDRAWAL. If a quorum is present or represented at a duly organized meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in Section 2.7 of these By-laws, or the refusal of any shareholders present to vote.

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         2.12 LACK OF QUORUM. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.10 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.7 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.

         2.13 PRESIDING OFFICER. The Chairman of the Board, or in his absence, the President, shall preside at all shareholders' meetings.

                                   SECTION 3.
                                    DIRECTORS

         3.1 NUMBER. All of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by a Board of Directors of seven (7) natural persons, provided that, if after proxy materials for any meeting of shareholders at which directors are to be elected are mailed to shareholders any person or persons named therein to be nominated at the direction of the Board of Directors becomes unable or unwilling to serve, the foregoing number of authorized directors shall be automatically reduced by a number equal to the number of such persons unless the Board of Directors, by a majority vote of the entire Board, selects an additional nominee or nominees. The Board of Directors may, by a two-thirds vote, amend this Section 3.1 to increase or decrease the number of directors, provided that no amendment to this Section to decrease the number of directors shall shorten the term of any incumbent director. The members of the Board of Directors shall be elected for terms of five years and shall hold office until their successors are elected and qualified. No director need be a shareholder.

         3.2 POWERS. The Board may exercise all such powers of the Corporation and do all such lawful acts and things which are not by law, the Restated Articles of Incorporation or these By-laws directed or required to be done by the shareholders.

         3.3 VACANCIES. Except as otherwise provided in the Restated Articles of Incorporation or these By-laws (a) the office of a director shall become vacant if he dies, resigns or is removed from office and (b) the Board of Directors may declare vacant the office of a director if he (i) is interdicted or adjudicated an incompetent, (ii) is adjudicated a bankrupt, (iii) in the sole opinion of the Board of Directors becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iv) ceases at any time to have the qualifications required by law, the Restated Articles of Incorporation or these By-laws.

         3.4 FILLING VACANCIES. In the event of a vacancy (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) the remaining directors, even though not constituting a quorum, may, by a vote of at least two-thirds of such remaining directors, fill any vacancy on the Board for an

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unexpired term, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

                                   SECTION 4.
                            COMPENSATION OF DIRECTORS

         Directors as such, shall receive such compensation for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   SECTION 5.
                              MEETINGS OF THE BOARD

         5.1 PLACE OF MEETINGS. The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

         5.2 INITIAL MEETINGS. The first meeting of each newly elected Board shall be held immediately following the shareholders' meeting at which the Board is elected and at the same place as such meeting, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.


         5.3 REGULAR MEETINGS; NOTICE. Regular meetings of the Board may be held on such dates as the Board may fix from time to time. Notice of regular meetings of the Board of Directors shall be required, but no special form of notice or time of notice shall be necessary.

         5.4 SPECIAL MEETINGS; NOTICE. Special meetings of the Board may be called by the President on two days notice given to each director, either personally or by telephone, mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one-third of the directors and if the President and Secretary fail or refuse, or are unable to call a meeting within 24 hours to call a meeting when requested, then the directors making the request may call the meeting on two days' written notice given to each director. The notice of a special meeting of directors need not state its purpose or purposes, but if the notice states a purpose or purposes, and does not state as a further purpose to consider such other business as may properly come before the meeting, the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.

         5.5 WAIVER OF NOTICE. Directors present at any regular or special meeting shall be deemed to have received due, or to have waived, notice thereof, provided that a director who participates in a meeting by telephone (as permitted by Section 5.9 hereof) shall not be deemed to

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have received or waived due notice if, at the beginning of the meeting, he objects to the transaction because the meeting is not lawfully called.

         5.6 QUORUM. A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law or the Restated Articles of Incorporation or these By-laws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         5.7 WITHDRAWAL. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 5.6 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 5.6 hereof or the refusal of any director present to vote.

         5.8 ACTION BY CONSENT. Any action which may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee.

         5.9 MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS. Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.

                                   SECTION 6.
                             COMMITTEES OF THE BOARD

         6.1 DESIGNATION. The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board or the By-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to documents. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the President may designate another director to serve on the committee pending action by the Board. Each such member of a committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board.


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                                   SECTION 7.
                             REMOVAL OF BOARD MEMBER

         Any director or the entire Board of Directors may be removed at any time, but only for cause, by the affirmative vote of not less than eighty percent (80%) of the Total Voting Power, provided that the removal may only be effected at a meeting of shareholders called for that purpose. The shareholders at such meeting may proceed to elect a successor or successors for the unexpired term of the director or directors removed. Except as provided in the Articles of Incorporation and in this Section 7, directors shall not be subject to removal.

                                   SECTION 8.
                                     NOTICES

         8.1 FORM OF DELIVERY. Whenever under the provisions of law, the Restated Articles of Incorporation or these By-laws notice is required to be given to any shareholder or director, it shall not be construed to mean personal notice unless otherwise specifically provided in the Restated Articles of Incorporation or these By-laws, but said notice may be given by mail, addressed to such shareholder or director at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to have been given at the time they are deposited in the United States mail. Notice to a director pursuant to Section 5.4 hereof may also be given personally or by telephone or telegram sent to his address as it appears on the records of the Corporation.

         8.2 WAIVER. Whenever any notice is required to be given by law, the Restated Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any shareholder or director who attends a meeting of shareholders or directors in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the transaction of any business because the meeting is not lawfully called or convened.

                                   SECTION 9.
                                    OFFICERS

         9.1 DESIGNATIONS. The officers of the Corporation shall be chosen by the directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The directors may elect one or more Vice Presidents. Any two offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

         9.2 ADDITIONAL DESIGNATIONS. The Board of Directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.


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         9.3 TERM OF OFFICE. The officers of the Corporation shall hold office at the pleasure of the Board of Directors.

         9.4 THE PRESIDENT. The President shall have general and active management of the business of the Corporation. If a Chairman of the Board of Directors has not been elected or is incapacitated, the President, if a director, shall preside at all meetings of the Board.

         9.5 THE VICE-PRESIDENTS. The Vice-Presidents (if any) in the order specified by the Board or, if not so specified, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe.

         9.6 THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, if any, and affix the same to any instrument requiring it.

         9.7 THE TREASURER. The Treasurer shall have the custody of the corporate funds and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall keep a proper accounting of all receipts and disbursements and shall disburse the funds of the Corporation only for proper corporate purposes or as may be ordered by the Board and shall render to the President and the Board at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.


                                   SECTION 10.
                                      STOCK

         10.1 CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the Chief Executive Officer or a President or a Vice President and the Secretary or an Assistant Secretary evidencing the holder's name, the number and class (and series, if any) of shares owned by him, containing such information as required by law and bearing the seal of the Corporation. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


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         10.2 MISSING CERTIFICATES. The President or any Vice President may
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the President, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative to advertise or give the Corporation a bond in such sum as is appropriate as indemnity any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         10.3 TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   SECTION 11.
                          DETERMINATION OF SHAREHOLDERS

         11.1 RECORD DATE. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken.

         11.2 REGISTERED SHAREHOLDERS. Except as otherwise provided by law, the Corporation, and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section shall not be affected by any actual or constructive notice which the Corporation, or any of its directors, officers or agents, may have to the contrary.

                                   SECTION 12.
                                  MISCELLANEOUS

         12.1 DIVIDENDS. Except as otherwise provided by law or the Restated Articles of Incorporation, dividends upon the stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.


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         12.2 CHECKS. All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Signatures of the authorized signatories may be by facsimile.

         12.3     FISCAL YEAR.  The fiscal Corporation will be a calendar year.

         12.4 SEAL. The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing lt or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

         12.5 GENDER. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

                                   SECTION 13.
                                 INDEMNIFICATION

         13.1 DEFINITIONS. As used in this Section:

                  (a) The term "Expenses" shall mean any expenses or costs (including, without limitation, attorneys' fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement). If any of the foregoing amounts paid on behalf of Indemnitee are not deductible by Indemnitee for federal or state income tax purposes, the Corporation will reimburse Indemnitee for his tax liability with respect thereto by paying to Indemnitee an amount which, after taking into account taxes on such amount, equals Indemnitee's incremental tax liability.

                  (b) The term "Claim" shall mean any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.

                  (c) The term "Determining Body" shall mean (i) those members of the Board of Directors who are not named as parties to the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least three Impartial Directors, or (ii) a committee of at least three directors appointed by the Board of Directors (regardless whether the members of the Board of Directors voting on such appointment are Impartial Directors) and composed of Impartial Directors or (iii) if there are fewer than three Impartial Directors or if the Board of Directors or a committee appointed thereby so directs (regardless of whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

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                  (d) The term "Indemnitee" shall mean each director and officer and each former director and officer of the Corporation, of any subsidiary of the Corporation or of Pride Oil Well Service Company, a Texas corporation (the "Predecessor Corporation") and any subsidiary of the Predecessor Corporation.

                  (e) The "Standard of Conduct" shall mean conduct by an Indemnitee with respect to which a Claim is asserted which conduct he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a Claim which is a criminal action or proceeding, conduct that the Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

         13.2     INDEMNITY.

                  (a) To the extent any Expenses incurred by Indemnitee are in excess of the amounts reimbursed or indemnified pursuant to policies of liability insurance maintained by the Corporation or its subsidiaries, the Corporation shall indemnify and hold harmless Indemnitee against any such Expenses actually and reasonably incurred in connection with any Claim against Indemnitee (whether as a subject of or party to, or a proposed or threatened subject of or party to, the Claim) or in which Indemnitee is involved solely as a witness or person required to give evidence, by reason of his position

                           (i) as a director or officer of the Corporation,

                           (ii) as a (A) director or officer of the Predecessor Corporation or (B) director or officer of any subsidiary of the Corporation or the Predecessor Corporation which was a subsidiary of the Corporation or the Predecessor Corporation when the conduct or alleged conduct of Indemnitee giving rise to the Claim occurred or when Indemnitee held the position by reason of which Indemnitee is required to appear as a witness or give evidence, or (C) fiduciary with respect to any employee benefit plan of the Corporation or

                           (iii) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is was held at the request of the Corporation, whether relating to service in such position before or after the effective date of this Section 13, if (A) the Indemnitee is successful in his defense of the Claim on the merits or otherwise or (B) the Indemnitee has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct; provided that (1) the amount of Expenses for which the Corporation shall indemnify Indemnitee may be reduced by the Determining Body to such amount as it deems proper if it determines in good faith that the Claim involved the receipt of a personal benefit by Indemnitee

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                  and (2) no indemnification shall be made in respect of any
                  Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper; and provided further that, if the Claim involves Indemnitee by reason of his position with an entity or enterprise described in clause (ii) or (iii) of this Section 13.2(a) and if Indemnitee may be entitled to indemnification with respect to such Claim from such entity or enterprise, Indemnitee shall be entitled to indemnification hereunder only (X) if he has applied to such entity or enterprise for indemnification with respect to the Claim and
                  (Y) to the extent that indemnification to which he would be entitled hereunder but for this proviso exceeds the indemnification paid by such other entity or enterprise.

                  (b) Promptly upon becoming aware of the existence of any Claim, Indemnitee shall notify the President of the existence of the Claim, who shall promptly advise the members of the Board of Directors thereof and that establishing the Determining Body will be a matter presented at the next regularly scheduled meeting or at a special meeting of the Board of Directors. After the Determining Body has been established, the President shall inform Indemnitee thereof and Indemnitee shall immediately notify the Determining Body of all facts relevant to the Claim known to such Indemnitee. Within 60 days of the receipt of such notice and information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall report to Indemnitee its determination whether Indemnitee has met the Standard of Conduct. The Determining Body may extend the period of time for determining whether the Standard of Conduct has been met, but in no event shall such period of time be extended beyond an additional sixty days.

                  (c) If, after determining that the Standard of Conduct has been met, the Determining Body obtains facts of which it was not aware at the time it made such determination, the Determining Body on its own motion, after notifying the Indemnitee and providing him an opportunity to be heard, may, on the basis of such facts, revoke such determination, provided that, in the absence of actual fraud by Indemnitee, no such revocation may be made later than thirty days after final disposition of the Claim.

                  (d) Indemnitee shall promptly inform the Determining Body upon his becoming aware of any relevant facts not theretofore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means.

                  (e) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding,


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                           (i) if Indemnitee has, in the good faith judgment of
                           the Determining Body, met the Standard of Conduct, the Corporation may, in its sole discretion, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and Indemnitee each shall keep the other informed as to the progress of the defense of the Claim, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense with counsel of his choice; and provided further that Indemnitee shall in any event be entitled at his expense to employ counsel chosen by him to participate in the defense of the Claim; and

                           (ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim, or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any Expenses incurred following his disagreement shall be limited to the lesser of
                           (A) the total Expenses incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee's affairs, Indemnitee shall be permitted to refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense in accordance with the terms and conditions of this Section of the By-laws without regard to the limitations imposed by the immediately preceding sentence. In any event, the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in a settlement that the Corporation has not approved.

                  (f) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim and to make all decisions with respect thereto, with counsel of his choice; provided that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.


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
                  (g) After notification to the Corporation of the existence of a Claim, Indemnitee may from time to time request of the President or, if the President is a party to the Claim as to which indemnification is being sought, any officer who is not a party to the Claim and who is designated by the President (the "Disbursing Officer"), which designation shall be made promptly after receipt of the initial request, that the Corporation advance to Indemnitee the Expenses (other than fines, penalties, judgments or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay the funds) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances, provided that if the Disbursing Officer does not believe such amount to be reasonable, he shall advance the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

                  (h) After a determination that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Section of the By-laws, the provisions of subsection (g) shall continue to apply with respect to Expenses incurred after such time except that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee the amount of any fines, penalties or judgments against him which have become final for which the Corporation is obligated to indemnify him or any amount of indemnification ordered to be paid to him by a court.

                  (i) Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

                  (j) The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all facts and determinations provided pursuant to or arising out of the operation of this Section of the By-laws and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

         13.3     ENFORCEMENT.

                  (a) The rights provided by this Section of the By-laws shall be enforceable by Indemnitee in any court of competent jurisdiction.

                  (b) If Indemnitee seeks a judicial adjudication of his rights under this Section of the By-laws, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the

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
                  relief sought, then Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such proceeding if the indemnification amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

                  (c) In any judicial proceeding described in this Section 13.3, the Corporation shall bear the burden of proving that Indemnitee is not entitled to Expenses sought with respect to any Claim.

         13.4 SAVING CLAUSE. If any provision of this Section of the By-laws is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Section shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section of the By-laws shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section of the By-laws that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

         13.5     NON-EXCLUSIVITY.

                  (a) The indemnification and payment of Expenses provided by or granted pursuant to this Section of the By-laws shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, bylaw, authorization of shareholders or directors, agreement or otherwise.

                  (b) It is the intent of the Corporation by this Section of the By-laws to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Section of the By-laws would provide for lesser indemnification.

         13.6 SUCCESSORS AND ASSIGNS. This Section of the By-laws shall be binding upon the Corporation, its successors and assigns and shall inure to the benefit of Indemnitee's heirs and personal representatives.

         13.7 INDEMNIFICATION OF OTHER PERSONS. The Corporation may indemnity any person not a director or officer of the Corporation to the extent authorized by the Board of Directors or a committee of the Board expressly authorized by the Board of Directors.

                                   SECTION 14.
                                   AMENDMENTS

         14.1 ADOPTION OF BY-LAWS; AMENDMENTS THEREOF. By-laws of the Corporation may be adopted only by (i) a majority of the entire Board of Directors at any time when there is no Acquiring Entity (as defined in the Restated Articles of Incorporation) or (ii) both a majority of the entire Board of Directors and a majority of the Continuing Directors (as defined in the Restated Articles of Incorporation) at any time when there is an Acquiring Entity. By-laws may be amended or repealed only by (i) a majority of the entire Board of Directors at any time when there is no Acquiring Entity, (ii) both a majority of the entire Board and a majority of the Continuing Directors at any time when there is an Acquiring Entity, or (iii) the affirmative vote of the holders of at least eighty percent (80%) of the Total Voting Power at any regular or special meeting of shareholders, the notice of which expressly states that the proposed amendment or repeal is to be considered at the meeting.

         14.2 READOPTION BY BOARD OF DIRECTORS. Any provision of these By-laws amended or repealed by the shareholders may be re-amended or re-adopted in the manner provided in Section 14.1.

         14.3 NEW BY-LAWS; AMENDMENTS. Any purported amendment to these By-laws which would add hereto a matter not covered herein prior to such purported amendment shall be deemed to constitute the adoption of a Bylaw provision and not an amendment to the By-laws.






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